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            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                FORM 8-K

                             CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


June 24, 1996
Date of Report (Date of earliest event reported)

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                     INTEGRATED MEASUREMENT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


          Oregon                                             93-0840631
(State or other jurisdiction                              (I.R.S. Employer
of incorporated organization)                            Identification No.)

                         Commission File No. 0-26274

9525 S.W. Gemini Drive, Beaverton OR                            97008
(Address of principal executive officers)                     (zip code)

Registrant's telephone number, including area code:           (503) 626-7117

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ITEM 5. OTHER EVENTS

   See the following press release dated June 24, 1996 stating that the Company has suspended its public offering to sell 2,525,000 shares of Common
Stock:


For more information, contact:

Financial:  Sar Ramadan               Investors Relations:  Ron Lagraff
            Chief Financial Officer                         Assistant Treasurer
            (503)626-7117                                   (503)626-7117
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FOR IMMEDIATE RELEASE

     INTEGRATED MEASUREMENT SYSTEMS SUSPENDS PUBLIC OFFERING

     Beaverton, OR - June 24, 1996 - Integrated Measurement Systems (NASDAQ:IMSC) today announced that it has suspended the public offering to sell 2,525,000 shares of Common Stock.

"IN LIGHT OF THE RECENT WEAKNESS IN THE STOCK PRICES FOR COMPANIES IN THE HIGH TECHNOLOGY INDUSTRY, WE FEEL THAT IT IS NOT IN THE BEST INTEREST OF OUR COMPANY OR OUR SHAREHOLDERS TO CONTINUE WITH THE OFFERING AT THIS TIME," said Keith Barnes, President and Chief Executive Officer of IMS.

IMS designs, manufactures, markets and services a family of versatile, high performance engineering Test Stations used to verify and characterize complex electronic devices. In addition, the Company develops, markets and supports a line of Virtual Test Software that permits design and test engineers to automate test program development and to conduct simulated tests of electronic device designs prior to the fabrication of the prototype of the actual device.

IMS products enable its customers to shorten time-to-market, enhance accuracy of design, reduce both the time required to test and the cost of testing the customers' devices and provide reliable and prompt feedback to both design and test engineers.



                                   Signatures

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Integrated Measurement Systems, Inc.
                                       (Registrant)


                                    By            SAR RAMADAN
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                                       Sar Ramadan
                                       Chief Financial Officer

June 26, 1996